UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☒	Soliciting Material Pursuant to §240.14a-12

The Advisory Board Company

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Important Information

On August 29, 2017, The Advisory Board Company (the “Company”) distributed (i) an email to certain employees of the Company and (ii) a set of frequently asked questions to education employees of the Company, copies of which are set forth below and filed herewith pursuant to Rule 14a-12.

Cautionary Statement Regarding Forward-Looking Statements

This communication includes “forward-looking statements” as defined under U.S. federal securities laws about the proposed transaction. Generally, the words “believe,” “expect,” “intend,” “estimate,” “anticipate,” “plan,” “project,” “should,” “will” and similar expressions identify forward-looking statements, which generally are not historical in nature. These statements are based on current plans, estimates and expectations that are subject to risks and uncertainties. We caution that actual results could differ materially from expected results, depending on the outcome of certain factors, including (i) the failure to satisfy the conditions to the completion of the transactions, including the sale of The Advisory Board Company’s education business to Vista Equity Partners, approval of the proposed merger by The Advisory Board Company’s stockholders and the receipt of regulatory approvals on the terms expected or on the anticipated schedule; (ii) the occurrence of any event, change or other circumstance that could give rise to the termination of the merger agreement or the education purchase agreement; (iii) there may be a material adverse change regarding The Advisory Board Company or its health care business or its education business, (iv) the failure to complete or receive the anticipated benefits from the transactions; (v) operating costs, customer loss and business disruption (including, without limitation, difficulties in maintaining relationships with employees, customers, clients or suppliers) may be greater than expected; (vi) the retention of certain key employees at The Advisory Board Company; (vii) the parties’ ability to meet expectations regarding the timing, completion and accounting and tax treatments of the arrangement; (viii) risks related to diverting management attention from ongoing business operations; (ix) the outcome of any legal proceedings that may be instituted against UnitedHealth Group, Optum, The Advisory Board Company or Vista Equity Partners related to the transactions; (x) there may be changes in economic conditions, financial markets, interest rates, political conditions or changes in federal or state laws or regulations; (xi) there may be changes in the market price of Evolent Health, Inc.’s Class A common stock; and (xii) the other factors relating to UnitedHealth Group and The Advisory Board Company discussed in “Risk Factors” in their respective Annual Reports on Form 10-K for the most recently ended fiscal year, and in their other filings with the Securities and Exchange Commission (SEC), all of which are available at http://www.sec.gov. None of The Advisory Board Company, UnitedHealth Group or Vista Equity Partners assume any obligation to update or revise this communication as a result of new information, future events or otherwise, except as otherwise required by applicable law. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof.

Additional Information and Where to Find It

The proposed merger will be submitted to the stockholders of The Advisory Board Company for their consideration. This communication may be deemed to be solicitation material in connection with the proposed merger. The Advisory Board Company and UnitedHealth Group intend to file materials relevant to the proposed merger with the SEC, including The Advisory Board Company’s proxy statement on Schedule 14A. This communication is not a substitute for the proxy statement or any other document that The Advisory Board Company may send to its stockholders in connection with the proposed merger. BEFORE MAKING ANY VOTING DECISIONS, THE ADVISORY BOARD COMPANY’S STOCKHOLDERS ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE, INCLUDING THE PROXY STATEMENT FOR THE PROPOSED MERGER, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Copies of the proxy statement and other relevant materials, when filed, will be available free of charge on the SEC’s web site at http://www.sec.gov or on The Advisory Board Company’s website at http://investors.advisoryboardcompany.com/Docs/.

Participants in Solicitation

The Advisory Board Company and its directors and executive officers are deemed to be participants in the solicitation of proxies from stockholders of The Advisory Board Company in connection with the proposed merger.

Information about The Advisory Board Company’s directors and executive officers and their ownership of The Advisory Board Company’s common stock can be found in its Annual Report on Form 10-K for the year ended December 31, 2016 filed with the SEC on March 16, 2017, in its Definitive Proxy Statement for its 2017 Annual

Meeting of Stockholders filed with the SEC on April 21, 2017 and on The Advisory Board Company’s website at https://www.advisoryboardcompany.com/.

Investors may obtain additional information regarding the interest of such participants by reading the proxy statement and other materials to be filed with the SEC in connection with proposed merger when they become available.

David Felsenthal Email to Education Employees

FROM: David Felsenthal

DATE: August 29, 2017

SUBJECT: Why I am excited to partner with Vista Equity Partners

Dear EAB Colleagues:

By now you have likely seen the strategic review announcement that Robert sent to all employees earlier today. I wanted to follow up to give you some additional detail about the strategic review process and to share why I am confident that this path is best for EAB and the schools and students we serve.

Through the external feedback we received during the strategic review, three things became clear. First was that The Advisory Board Company has built incredible businesses in both health care and education, businesses that are highly respected by members and investors alike. Second was that the right answer to maximize value for our existing shareholders was to sell the health care and education businesses to separate buyers.

Third was that Vista will serve as a superb partner for EAB as we pursue the exciting growth opportunities ahead of us. Like EAB, Vista is an innovative, high-impact firm that is deeply anchored in a best practice philosophy. They invest in companies that offer market-leading solutions to mission-critical problems—companies that have an established customer base, strong recurring revenue, and high customer retention. In short, they invest in companies like us. Vista has an outstanding track record of partnering with the management teams of acquired businesses to drive enhanced impact and growth. In addition, having spent countless hours with the Vista leadership team myself, I know first-hand that they pass the most important test of all…they are as passionate about our business, our mission, and our members as we are.

Vista told us that what attracted them to EAB was the quality of our work, the caliber of our people, our foundation in best practice research, and the deep respect and trust we have earned across the industry. They took the time to really understand how our highly scalable research, technology, and services platform is delivering demonstrable ROI for our members; and they value the differentiation that stems from the combination and connectedness of these different parts of our business. Most importantly, Vista believes deeply in our future and feels that EAB is positioned to drive real change and impact for education.

In terms of our business and service to members, our approach going forward will be one of continuity. After the closing, I will serve as EAB’s CEO and am excited to continue working with our great leadership team, including Scott Fassbach, Chris Marett, and Scott Schirmeier, who will continue leading Research, Royall & Company, and Technology and Sales, respectively. Our outstanding staff will carry on our work in each of these areas, serving members and, as always, delivering superior value. I am writing to our members this morning to share the news and to assure them that the teams that they know and trust will continue serving them without skipping a beat.

I know there will be many questions about the announcement and want to make sure that we are addressing them, so I will be holding two EAB town halls tomorrow, one in D.C. and one in Richmond; invitations will be sent this afternoon (a dial-in option will be available for our Birmingham and Minneapolis colleagues and others unable to attend in person.). I also have attached Education-specific FAQs to this email that I hope will be helpful in the meantime.

What was striking throughout the strategic review process was the external validation of the unbelievable work that you are doing each day. I can’t thank you enough for your contributions, your dedication, and your passion for our mission. Together, we’ve built an amazing enterprise—and I can’t wait to see all that we will be able to accomplish in this next phase of our evolution.

With gratitude,

David

****

Additional Information and Where to Find It

The proposed merger will be submitted to the stockholders of The Advisory Board Company for their consideration. This communication may be deemed to be solicitation material in connection with the proposed merger. The Advisory Board Company and UnitedHealth Group intend to file materials relevant to the proposed merger with the SEC, including The Advisory Board Company’s proxy statement on Schedule 14A. This communication is not a substitute for the proxy statement or any other document that The Advisory Board Company may send to its stockholders in connection with the proposed merger. BEFORE MAKING ANY VOTING DECISIONS, THE ADVISORY BOARD COMPANY’S STOCKHOLDERS ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE, INCLUDING THE PROXY STATEMENT FOR THE PROPOSED MERGER, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Copies of the proxy statement and other relevant materials, when filed, will be available free of charge on the SEC’s web site at http://www.sec.gov or on The Advisory Board Company’s website at http://investors.advisoryboardcompany.com/Docs/.

Participants in Solicitation

The Advisory Board Company and its directors and executive officers are deemed to be participants in the solicitation of proxies from stockholders of The Advisory Board Company in connection with the proposed merger.

Information about The Advisory Board Company’s directors and executive officers and their ownership of The Advisory Board Company’s common stock can be found in its Annual Report on Form 10-K for the year ended December 31, 2016 filed with the SEC on March 16, 2017, in its Definitive Proxy Statement for its 2017 Annual Meeting of Stockholders filed with the SEC on April 21, 2017 and on The Advisory Board Company’s website at https://www.advisoryboardcompany.com/.

Investors may obtain additional information regarding the interest of such participants by reading the proxy statement and other materials to be filed with the SEC in connection with proposed merger when they become available.

The Advisory Board Company

Education FAQs

SECTION ONE: What does this mean for EAB?

Q: Who is the buyer?

Vista Equity Partners is a leading investment firm focusing on software, subscription, data, and technology-enabled businesses. Founded in 2000, Vista is deeply anchored in a best practice philosophy and has an outstanding track record of partnering with the management teams of acquired businesses to drive enhanced growth and impact. Vista has completed more than 250 transactions totaling over $75 billion and currently has approximately 40 portfolio companies

Q: Why was Vista Equity Partners interested in acquiring EAB?

Vista told us that what attracted them to EAB was our world-class talent, the quality of our work, our best practice foundation, and our renewable, scalable business model. After meeting with leadership and getting a deeper understanding of our business, Vista said:

“…[EAB] is a remarkable business and represents an excellent investment opportunity for [Vista Equity Partners] given our long-standing experience in building and growing highly profitable businesses and our deep knowledge of the education industry. [EAB] possesses multiple characteristics that make it an excellent fit within Vista’s portfolio, including (i) a highly scalable research, technology, and services platform delivering demonstrable client ROI, (ii) a deeply respected thought leader and trusted partner within education, (iii) a large, loyal, and diverse customer base, (iv) a highly recurring and growing revenue base, (v) an extensible platform to support future inorganic growth opportunities and (v) a deep and highly-experienced management team with like-minded best practice operating philosophies. The [EAB] business is positioned to become the key outsourcing and technology partner for education institutions, offering mission-critical solutions and services to help institutions grow and thrive in an increasingly competitive and results-focused education ecosystem.”

Q: What types of firms does Vista invest in?

Vista invests in companies that offer high-ROI, industry-leading solutions to mission-critical problems; they look for firms with an established customer base, strong recurring revenue, and high customer retention. Basically, they invest in businesses that provide products like EAB Research, EAB Technology, and Royall & Company.

Q: After the closing, will all of EAB’s product and service offerings continue, or will Vista sell or shut down certain operations?

Vista places significant value on all three of our divisions – Research, Technology, and Royall. In addition, they value the differentiation created by the combination of our assets and the connectedness among them (e.g. AAF with APS, First Year Persistence Module joining Royall with SSC, CCF and Navigate, etc.). We plan to continue to operate and grow all three divisions, as well as look for new opportunities to serve our members.

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Q: Who will lead EAB going forward?

After the closing, David Felsenthal will lead the company as CEO of EAB. Scott Fassbach (Research), Scott Schirmeier (Technology and Sales), Chris Marett (Royall & Company), and the rest of the EAB leadership team will continue in their current roles. Further, as we work to separate the education and health care sides of the business prior to closing, we will be establishing the EAB firm services infrastructure. While much of that work is still in process, we are excited that Michael Kirshbaum will serve as EAB’s Chief Financial Officer and Renee DeSilva will lead EAB’s Career Management team after the closing.

Q: Will our strategy change? Do we expect EAB to continue its fast pace of growth?

Vista is excited about the impact, value, and long-term potential of EAB, and is highly supportive of our strategy. Given the needs of the education community, the caliber of our products, the depth of our expertise, and our expansive member relationships, EAB is on a strong growth trajectory—one that we expect to continue, especially with the benefit of Vista’s expertise in working with and realizing the potential of best-in-class, high-growth companies. As always, this growth will provide new opportunities not only to serve our members but also to continue to grow staff and advance careers.

Q: How long does Vista typically hold companies? What has been their exit strategy?

Vista has no defined time horizon, but their typical hold period has been 4 to 5 years. They exit investments in a variety of ways; most frequently, they have sold their portfolio companies to other private equity firms.

Q: I’ve read about Vista’s Consulting Group and Intelligence Group. What do they do? How will we interact with them?

Like EAB, Vista is deeply wedded to a best practice approach, and they see value in fostering connections and information sharing across their portfolio companies. As a result, they provide access to best practices that they have developed through their work, as well as to an extensive network of executive peers. The Consulting Group and Intelligence Group are the vehicles that help their portfolio companies access and embed the best practices that are right for them. In addition, they provide opportunities for portfolio companies to share experiences and knowledge with each other.

(Continues on Following Page)

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SECTION TWO: What does this mean for our members?

Q: What does this transaction mean for our members?

This transaction will not affect our members. We will continue to serve them with the same teams, impact orientation, and spirit of generosity that we always have.

Q: How are we communicating this change to our members and partners?

The following email is being sent to members to explain the upcoming change.

SUBJECT: EAB’s “Graduation”

Dear Members and Clients,

As you may know, EAB has always been part of a larger organization, The Advisory Board Company, which began 35 years ago working with nonprofit hospitals and health systems. Indeed, it was our work with academic medical centers that led us into education, when over a decade ago we began serving many of their affiliated universities. Since then, our education practice has grown far beyond our initial expectations, with more than 1,200 members and 1,000 staff including our Royall & Company colleagues. Today, I write you to announce our own “graduation” as we separate from The Advisory Board Company and move into the next phase of our enterprise’s progression: Through an acquisition by Vista Equity Partners, EAB will become a standalone firm focused purely on education.

What will this mean for our members and clients? In truth, very little (like all “graduations,” the event itself is more an acknowledgement of wisdom gained and lessons learned). The same staff will continue to serve you and your teams as we do today, with identical commitment, service, and appreciation for the trust you’ve placed in us. Over the long term, our now singular focus on education will allow us to do even more to provide value to our members.

Along with many of the leadership team at EAB, I have been with the larger company for more than two decades. What has kept us here is a shared passion for serving mission-driven organizations and advancing the great work they do for their constituents and society. We look forward to continuing to do so with you and our other members for the next decade and beyond.

Sincerely,

David L. Felsenthal

Education FAQs	3

Q: What do I say if a member asks me about this change?

We suggest this scripting if a member raises this topic:

Through an acquisition by Vista Equity Partners, EAB will separate from our parent company, The Advisory Board Company, and become a standalone firm focused purely on education. While there are process steps still to go through, we anticipate a seamless transition for our EAB members. The same staff will continue to serve you through the same memberships you hold today, and your success continues to be our top priority. Over the longer term, we feel that being a separate firm focused on education will allow us to do even more to provide value to our members.

If a member has additional questions that you do not feel prepared to answer, please contact Scott Schirmeier and he will provide you with further direction.

(Continues on Following Page)

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SECTION THREE: What does this mean for EAB employees specifically?

Q: Will there be an EAB reorganization or layoffs as a result of the transaction?

As a talent-based business, the key to our success and our differentiator as a company has always been our employees, and Vista recognizes the critical role our employees play in maintaining our leadership position within education. While we do not anticipate significant changes across EAB as a result of the transaction, we will as always continue to evaluate our processes and organizational structure to ensure we are being as efficient and effective as possible as we continue to grow our staff, business, and impact.

In addition, as we separate from health care, we will need to separate and/or replicate some firm services functions (e.g. Career Management, Finance, eTech, etc.). Vista makes resources available to its portfolio companies that we will be able to leverage there as well. As always, we will be thoughtful about these decisions and will keep employees informed as we move forward with the transition.

Q: Will any of our office locations be closed?

While we are always evaluating our locations and real estate portfolio to ensure we are maximizing impact for our members and employees, we do not expect the transaction to have any impact on our office locations.

Q: Should I anticipate any changes to my cash compensation after the transaction closes?

While we always review compensation and look to incorporate new best practices into our compensation philosophy, we do not anticipate changes as a result of the transaction.

Q: How and when will my benefits change?

When the transaction closes (expected by the end of 2017 or early 2018), some benefits vendors will change. Vista has committed to provide new plans that are substantially comparable to those currently in place. We will share further details as decisions are made.

Q: What happens to my Health Savings Account (HSA), Health Reimbursement Account (HRA) and Flexible Spending Account (FSA) balances?

The HSA is an individually-owned account belonging to you, and you will continue to be able to access your balance for qualified expenses indefinitely. The FSA and HRA balances are a part of The Advisory Board Company group plans, and will be available to employees just as they are today through the end of the year. The FSA “use it or lose it” provisions still apply. We expect to migrate to new providers and we will share further details as decisions are made.

Q: What happens to my 401(k) balance?

The 401(k) account is your own account. Its balance and your access to it will not be impacted. Vista has committed to provide a 401(k) plan that is substantially similar to our current 401(k) plan. Prior to the close of the transaction, additional information will be provided.

Q: Will the company still sponsor work visas?

Sponsoring work visas is an integral part of our recruiting and retention strategy. We anticipate no substantive changes to our policy. Those currently on a work visa will receive additional information from our Benefits team.

Education FAQs	5

Q: How will our employee policies change as a result of the transaction?

While we regularly review our policies, at this point no specific changes are contemplated to paid time off, flexible work schedules, teleworking, and healthy life fitness/volunteer hours.

Q: Will the transaction impact our approach to performance management and opportunities for promotion and advancement?

Both we and Vista recognize that our people are EAB’s greatest asset. We do not anticipate changes to our performance management approach. Of course, we are excited to learn from Vista about their talent expertise and will, as always, continue to incorporate new best practices as they surface. Our current cycle of career committees will continue as usual in August and February. EAB continues to be a vibrant, exciting growth company with significant opportunities for promotion, advancement, and job creation/new roles; EAB employees will have abundant opportunity for career and personal growth going forward.

Q: How will the transaction affect EAB’s culture?

One of the reasons Vista was attracted to EAB was our strong culture. This transaction will not change our culture. It’s up to all of us to keep it alive, and we will use this as an opportunity to reflect on what serves us well, and how we might refresh our core values and culture as we move on to our next chapter.

###

Cautionary Statement Regarding Forward-Looking Statements

This communication includes “forward-looking statements” as defined under U.S. federal securities laws about the proposed transaction. Generally, the words “believe,” “expect,” “intend,” “estimate,” “anticipate,” “plan,” “project,” “should,” “will” and similar expressions identify forward-looking statements, which generally are not historical in nature. These statements are based on current plans, estimates and expectations that are subject to risks and uncertainties. We caution that actual results could differ materially from expected results, depending on the outcome of certain factors, including (i) the failure to satisfy the conditions to the completion of the transactions, including the sale of The Advisory Board Company’s education business to Vista Equity Partners, approval of the proposed merger by The Advisory Board Company’s stockholders and the receipt of regulatory approvals on the terms expected or on the anticipated schedule; (ii) the occurrence of any event, change or other circumstance that could give rise to the termination of the merger agreement or the education purchase agreement; (iii) there may be a material adverse change regarding The Advisory Board Company or its health care business or its education business, (iv) the failure to complete or receive the anticipated benefits from the transactions; (v) operating costs, customer loss and business disruption (including, without limitation, difficulties in maintaining relationships with employees, customers, clients or suppliers) may be greater than expected; (vi) the retention of certain key employees at The Advisory Board Company; (vii) the parties’ ability to meet expectations regarding the timing, completion and accounting and tax treatments of the arrangement; (viii) risks related to diverting management attention from ongoing business operations; (ix) the outcome of any legal proceedings that may be instituted against UnitedHealth Group, Optum, The Advisory Board Company or Vista Equity Partners related to the transactions; (x) there may be changes in economic conditions, financial markets, interest rates, political conditions or changes in federal or state laws or regulations; (xi) there may be changes in the market price of Evolent Health, Inc.’s Class A common stock; and (xii) the other factors relating to UnitedHealth Group and The Advisory Board Company discussed in “Risk Factors” in their respective Annual Reports on Form 10-K for the most recently ended fiscal year, and in their other filings with the Securities and Exchange Commission (SEC), all of which are available at http://www.sec.gov. None of The Advisory Board Company, UnitedHealth Group or Vista Equity Partners assume any obligation to update or revise this

Education FAQs	6

communication as a result of new information, future events or otherwise, except as otherwise required by applicable law. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof.

Additional Information and Where to Find It

The proposed merger will be submitted to the stockholders of The Advisory Board Company for their consideration. This communication may be deemed to be solicitation material in connection with the proposed merger. The Advisory Board Company and UnitedHealth Group intend to file materials relevant to the proposed merger with the SEC, including The Advisory Board Company’s proxy statement on Schedule 14A. This communication is not a substitute for the proxy statement or any other document that The Advisory Board Company may send to its stockholders in connection with the proposed merger. BEFORE MAKING ANY VOTING DECISIONS, THE ADVISORY BOARD COMPANY’S STOCKHOLDERS ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE, INCLUDING THE PROXY STATEMENT FOR THE PROPOSED MERGER, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Copies of the proxy statement and other relevant materials, when filed, will be available free of charge on the SEC’s web site at http://www.sec.gov or on The Advisory Board Company’s website at http://investors.advisoryboardcompany.com/Docs/.

Participants in Solicitation

The Advisory Board Company and its directors and executive officers, and UnitedHealth Group and its directors and executive officers, are deemed to be participants in the solicitation of proxies from stockholders of The Advisory Board Company in connection with the proposed merger.

Information about The Advisory Board Company’s directors and executive officers and their ownership of The Advisory Board Company’s common stock can be found in its Annual Report on Form 10-K for the year ended December 31, 2016 filed with the SEC on March 16, 2017, in its Definitive Proxy Statement for its 2017 Annual Meeting of Stockholders filed with the SEC on April 21, 2017 and on The Advisory Board Company’s website at https://www.advisoryboardcompany.com/.

Information about UnitedHealth Group’s directors and executive officers can be found in its Annual Report on Form 10-K for the year ended December 31, 2016 filed with the SEC on February 8, 2017 and on UnitedHealth Group’s website at http://www.unitedhealthgroup.com.

Investors may obtain additional information regarding the interest of such participants by reading the proxy statement and other materials to be filed with the SEC in connection with proposed merger when they become available.

Education FAQs	7